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                                                                  EXHIBIT 10.11a

                      AMENDMENT TO EMPLOYMENT AGREEMENT AND
                            GENERAL RELEASE OF CLAIMS

This Amendment to Employment Agreement and General Release of Claims (the "Amendment and Release") is entered into by and between Gartner, Inc. a Delaware corporation (the "Company"), and Michael D. Fleisher (the "Executive") and dated as of April 29, 2004 (the "Effective Date"). This Amendment and Release amends the Employment Agreement between the Company and Executive (the "Parties"), dated August 27, 2002 and effective as of October 1, 2002 (the "Employment Agreement"). Other than as specifically stated herein, the Employment Agreement shall remain in full force and effect. To the extent that any term or provision of this Amendment and Release is inconsistent with the Employment Agreement, such term or provision of this Amendment and Release shall govern.

In consideration of the promises set forth in this Amendment and Release, the Parties hereby agree as follows:

I.    TERMINATION OF EMPLOYMENT

      A. Executive and the Company hereby agree that Executive shall resign from his position as Chairman and Chief Executive Officer of the Company, and any and all appointments he holds with any affiliates or subsidiaries of the Company, whether as officer, director, employee, consultant, agent or otherwise, shall cease, as of October 30, 2004 (the "Termination Date"). Effective as of the Termination Date, Executive shall have no authority to act on behalf of the Company or any of its respective affiliates or subsidiaries, and shall not hold himself out as having such authority or otherwise act in an executive or other decision making capacity. The Company shall announce the termination of Executive's employment on April 29, 2004 (the "Announcement Date"). From the Effective Date through the Termination Date, Executive shall continue to receive salary and all benefits and perquisites to which he was entitled immediately prior to the Announcement Date and, unless otherwise instructed by the Board of Directors of the Company (the "Board") in accordance with the following sentence, Executive shall continue to function as the Chairman and Chief Executive Officer of the Company. Notwithstanding the preceding sentence, at the written request of the Board at any time on or following the Announcement Date and prior to the Termination Date, (i) Executive shall step down from the position of Chairman of the Board, (ii) Executive shall step down from the position of director, but only if he has stepped down from the position of Chief Executive Officer in accordance with the following clause (iii) and (iii) Executive shall step down from the position of Chief Executive Officer of the Company and shall have only such duties, responsibilities and authorities as are assigned to him by the Board (any such duties shall be reasonable in light of the nature of Executive's prior service to the Company), but he shall remain an employee of the Company through the Termination Date. In addition, notwithstanding any provision herein to the contrary, Executive shall not be required to relocate his place of employment if such relocation would be within the definition of "Constructive Termination" under the Employment Agreement.

      B. Notwithstanding any provision herein to the contrary, the Board may terminate Executive's employment at any time for Business Reasons in accordance with Section 8(a) of the Employment Agreement provided that the event, action, or omission that constitutes the applicable Business Reason has resulted in or is reasonably likely to result in material injury to the reputation or business of the Company. Upon a termination for Business Reasons in accordance with the preceding sentence, Executive shall be deemed to have failed to abide by the material terms of this Amendment and Release.

      C. On the Termination Date, Executive agrees to execute a release identical in substance to the release contained in Section VI below, covering the time period from the Effective Date through the

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Termination Date; provided, however, the Parties agree to modify the release to comply with any new laws which may become applicable. If Executive refuses to sign such a release, Executive shall be deemed to have failed to abide by the material terms of this Amendment and Release. Executive represents and warrants that Executive will not obtain the age of 40 until December 18, 2004.

II.   EMPLOYMENT AGREEMENT ENTITLEMENTS

      In lieu of all payments and benefits specified in Sections 5, 6(a), and 7 of the Employment Agreement (other than the gross-up payment provided in Section 7(c)(ii)), the Company shall provide Executive the following payments and benefits:

      A. Executive's "Base Salary" and "PTO" (each as defined in the Employment Agreement) through the Announcement Date in accordance with the Company's regular payroll procedures plus a single lump sum payment of $3,001,811. The lump sum payment will be made within ten days of the Announcement Date.

      B. A payment on the date Executive ceases to serve as Chief Executive Officer (the "CEO Step-Down Date") in an amount equal to $1,300,000 minus the sum of (1) amounts paid as cash compensation (other than amounts paid under Section II.A above) from the Announcement Date through the CEO Step-Down Date and (2) amounts to be paid as cash compensation in the form of salary from the CEO Step-Down Date through the Termination Date, provided that (i) Executive continues to perform his duties in good faith through the CEO Step-Down Date and
(ii) Executive has not breached any material provision of the Employment Agreement or this Amendment and Release through the CEO Step-Down Date. Notwithstanding the foregoing, Executive shall forfeit the payment to be made on the CEO Step-Down Date under clause (ii) of the preceding sentence only if Executive's breach is not cured within ten days of notice from the Company informing Executive of the breach.

      C. Continuation of group health benefits (1) for two years following the Termination Date (or until Executive obtains other employment, if earlier), at the Company's cost pursuant to the Company's standard programs as in effect from time to time (or at the Company's election, substantially similar health benefits as in effect at the Termination Date through a third party carrier) for Executive, his spouse and any children, and, (2) thereafter, to the extent COBRA shall be applicable to the Company and such persons are then eligible for COBRA, continuation of health benefits for such persons at Executive's cost, for a period of 18 months or such longer period as may be applicable under the Company's policies then in effect, provided the Executive makes the appropriate election and payments.

      D. Accelerated vesting of all outstanding stock options, TARPs and other equity arrangements granted to Executive prior to October 1, 2002 and held by Executive on the Termination Date (specifically including the option grants listed below in this paragraph and the restricted stock granted to Executive on January 28, 1999), such that the awards shall become fully vested on the Termination Date. In addition, the options shall remain exercisable as follows:
(i) with respect to options granted to Executive on October 13, 1998, October 9, 1997, April 24, 1997, February 24, 1997, October 10, 1996, and November 17,
1995, until October 29, 2007, and (ii) with respect to options granted to Executive on October 2, 2001, November 9, 1999, September 30, 1999, and October 5, 1994, until October 29, 2005. The Parties acknowledge that all of the options granted prior to October 2, 2001 are vested and exercisable as of the Effective Date. Notwithstanding the foregoing, no option may be exercised following the expiration of its ten-year term.

      E. Continued vesting of all outstanding stock options granted to Executive on or following October 1, 2002 and held by Executive on the Termination Date (specifically including the option grants listed below in this paragraph), in accordance with their stated vested schedules through October 29, 2006.

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The options granted to Executive on each of October 10, 2002 and October 1, 2003 shall remain exercisable until October 29, 2007.

      F. Reasonable office support as mutually agreed, for one year following the Termination Date.

            As of and after the Termination Date, Executive shall no longer participate in, accrue service credit or have contributions made on his behalf under any employee benefit plan sponsored by the Company in respect of periods commencing on and following the Termination Date, including without limitation, any plan which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. Executive shall be entitled to all benefits accrued up to the Termination Date, to the extent vested under all employee benefit plans of the Company, in accordance with the terms of such plans.

III.  NON-COMPETITION AGREEMENt

      A. Notwithstanding the covenants contained in Section 12 of the Employment Agreement, the Company shall take into reasonable consideration any request by Executive to waive such covenants in situations in which the Company reasonably determines that it would not be likely to be materially harmed by such waiver. The Company agrees that the initial discussion to consider any such waiver of this provision shall commence with Executive and the Chairman of the Governance Committee of the Board. The Company shall be under no obligation to act or refrain from acting in response to any request for waiver by Executive pursuant to this Section IV.

      B. Executive acknowledges that if Executive breaches the covenants contained in Section 12 of the Employment Agreement, Executive shall be deemed to have failed to abide by the material terms of this Amendment and Release.

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IV.   NONDISPARAGEMENT

            Executive agrees to not disparage, defame, or slander the Company, its directors, or its executive officers. The Company agrees to instruct its directors and executive officers to not disparage, defame, or slander Executive, and the Company will take reasonable measures to cause its directors and executive officers to not do so.

V.    PRESS RELEASE AND PUBLIC STATEMENTS

            The Parties acknowledge and agree that the Company will issue a press release in the form attached as Exhibit A following the execution of this Amendment and Release by the Parties. In addition, any other press release made by the Company or Executive prior to the CEO Step-Down Date that references Executive's termination shall be subject to the advance review and approval of the other Party, which approval shall not be unreasonably withheld or delayed.

VI.   ACKNOWLEDGMENT AND RELEASE

            Executive on his own behalf and on behalf of his successors, assigns, legal representatives, heirs, executors and administrators (collectively, the "Executive Releasor"), does hereby remise, release, absolve and discharge, the Company, all of its respective successors and assigns, subsidiaries and legal representatives (in their capacities as such), past and present, and all of its respective directors, officers, shareholders, agents, employees, attorneys, successors, assigns, legal representatives, heirs, executors and administrators, past and present, and each and every one of them, in their individual and corporate capacities as such (collectively, the "Company Releasee"), from any and all manner of claims, demands, liens, agreements, contracts, covenants, promises, actions, suits, causes of action, controversies, obligations, debts, sums of money, accounts, attorneys' fees, damages, judgments, executions, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether presently known or unknown, suspected or unsuspected, (collectively, "Claims"), including, without limitation, any complaint, charge or cause of action (1) arising out of his employment with the Company and any of its subsidiaries or affiliates (the "Company Group"), (2) arising out of his right to purchase, or actual purchase of shares of stock of the Company, including without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, (3) for wrongful discharge of employment, termination in violation of public policy, discrimination, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion, (4) for a violation of the federal, or any state constitution, (5) for, or to recover, attorneys' fees, and (6) for a violation of any federal, state, or municipal statute, including, but not limited to, the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act and the Employee Retirement Income Security Act of 1974, all as amended, which Executive Releasor now owns or holds or has at any time heretofore owned or held, or hereafter can, shall or may have, as against the Company Releasee, or any of them, from the beginning of the world to the Effective Date, except that any Claims that arise under or are in connection with (x) the obligations of the Company to Executive Releasor under this Amendment and Release or the Employment Agreement, (y) any ordinary commercial liabilities or obligations of any Company Releasee that is a shareholder, officer or director may have to Executive Releasor as of the date hereof that are entirely unrelated to (i) the Company Group and (ii) the conduct of any Company Releasee in holding, owning or managing any interests of the Company Group and (z) any claims against the Company that Executive Releasor may have for indemnification under the By-Laws of the Company as in

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effect on the date hereof, the laws of the State of Delaware or any insurance coverage maintained by or on behalf of the Company for Executive with respect to his service as an officer and/or director of the Company or any member of the Company Group.

VII.  AVAILABILITY OF RELIEF

      A. In the event that Executive fails to abide by any of the material terms of this Amendment and Release following notice of such failure by the Company and a reasonable opportunity to cure, the Company may, in addition to any other remedies it may have, terminate any benefits or payments that are subsequently due under this Amendment and Release, without waiving the release granted herein.

      B. Executive and the Company each acknowledges and agrees that the remedy at law available to the Company and Executive, respectively, for breach by the other of any of his or its obligations under this Amendment and Release, including but not limited to his and its obligations under Sections III, IV, and V of this Amendment and Release, would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive and the Company each acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company or Executive, respectively, may have at law, in equity or under this Amendment and Release, upon adequate proof of his or its violation of any such provision of this Amendment and Release, the Company or Executive, as applicable, shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

VIII. MISCELLANEOUS

      A. Notices. Any notice given pursuant to this Amendment and Release to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

                           If to the Company:

                           Gartner, Inc.
                           56 Top Gallant Road
                           P.O. Box 10212
                           Stamford, CT 06904-2212
                           Attention:  General Counsel

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                           With a copy to:
                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, CA   94304-1050
                           Attention: Larry Sonsini

                           If to Executive:

                           Michael D. Fleisher
                           28 Laight Street, Apt. 6A
                           New York, New York  10013

                           With a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Attention:  Michael J. Segal

or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

      B. Successor. This Amendment and Release shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors and assigns.

      C. Taxes. Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to Executive under this Amendment and Release. Notwithstanding any other provision of this Amendment and Release, the Company may withhold from amounts payable under this Amendment and Release all federal, state, local and foreign taxes that are required to be withheld by applicable laws and regulations.

      D. Severability. In the event that any provision of this Amendment and Release is determined to be invalid or unenforceable, the remaining terms and conditions of this Amendment and Release shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

      E. Counterparts. This Amendment and Release may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment and Release (or its signature page thereof) shall be deemed to be an executed original thereof.

      F. Non-Admission. Nothing contained in this Amendment and Release shall be deemed or construed as an admission of wrongdoing or liability on the part of Executive or on the part of the Company.

      G. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Amendment and Release by seeking other employment and, to the extent that

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Executive obtains or undertakes other employment, the payment shall not be reduced by the earnings of Executive from the other employment.

      H. Governing Law/Dispute Resolution. This Amendment and Release shall be governed by, and construed in accordance with the internal laws of the State of New York, applicable to contracts made and performed wholly within such state by residents thereof. The dispute resolution mechanism set forth in Section 13(g) of the Employment Agreement shall apply to disputes between the parties regarding this Amendment and Release.

      I. Legal Fees. The Company will pay directly the reasonable fees and expenses (not to exceed a total of $25,000) of counsel retained by Executive in connection with the preparation, negotiation and execution of this Amendment and Release, but only if this Amendment and Release actually are executed. The payment of such fees and expenses shall be treated by the Company as a "working condition fringe" under Section 132(d) of the Internal Revenue Code of 1986, as amended, unless required otherwise by the Internal Revenue Service or applicable authority issued subsequent to the Effective Date.

      [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the undersigned have executed this Amendment and
Release on April 29, 2004.

                                   GARTNER, INC.

                                   By:  /s/ Maynard G.Webb, Jr.
                                        -----------------------
                                        Maynard G. Webb, Jr.
                                        on behalf of the Compensation Committee

                                   EXECUTIVE

                                   /s/ Michael D. Fleisher
                                   ------------------------------------
                                   Michael D. Fleisher

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